Exhibit (h-10)
AMENDMENT TO
SUB-ADMINISTRATION AGREEMENT
     AMENDMENT made as of the 18 day of December, 2007, among PACIFIC CAPITAL FUNDS, a Massachusetts business Trust (the “Trust”), BANK OF HAWAII, a Hawaii banking corporation (“Bank of Hawaii”) and CITI FUND SERVICES OHIO, INC., an Ohio corporation, formerly known as BISYS Fund Services Ohio, Inc. (“Citi”), to that certain Sub-Administration Agreement, dated as of July 1, 2006, among the Trust, Bank of Hawaii and Citi (as in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.
          WHEREAS, Bank of Hawaii is the Administrator for the Trust and the underlying investment portfolios of the Trust (each, a “Fund” and together, the “Funds”) and, pursuant to the Agreement, Bank of Hawaii has retained Citi to perform certain administration services for each of the Funds;
          WHEREAS, the Agreement provides that Citi may perform such other services for the Trust or the Funds as are mutually agreed upon by the parties from time to time, for amounts that are mutually agreed upon by the parties;
          WHEREAS, Citi, the Trust and Bank of Hawaii wish to enter into this Amendment to the Agreement in order to provide for performance reporting services;
          NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust, Bank of Hawaii and Citi hereby agree as follows:
     1. Amendments.
(a)	Schedule A of the Agreement shall be amended by adding the following to the end thereof:

“30. From time to time, upon request of the Trust, provide performance reporting services (“Performance Reporting Services”) consisting of one or more of the following:
     (i) Creation of templates for the Management’s Discussion of Fund Performance (“MDFP”) section of the annual or semi-annual report;
     (ii) Creation of templates for, and typesetting of, the annual and semi-annual reports, including the financial statements;

Exhibit (h-10)
     (iii) Population of the templates with data obtained from third parties, and coordination with third parties responsible for the review of the MDFP;
     (iv) Coordination with the print vendor for final printing of the annual and semi reports; and
     (v) Creation of templates for, and preparation of, reports to the Trust’s Board.
(b)	Schedule B of the Agreement is hereby amended by adding the following to the end of the list of fees:

“As compensation for the Performance Reporting Services provided from time to time, the Trust shall pay the fees and rates agreed upon at the time a request is made for such Performance Reporting Services. A quote shall be provided upon request.”
     2. Representations and Warranties.
     (a) The Trust represents (i) that it has full power and authority to enter into and perform this Amendment, (ii) that this Amendment, and all information relating thereto has been represented to and reviewed by the Board of Trustees of the Trust (the “Board”), and (iii) that the Board has approved this Amendment.
     (b) Bank of Hawaii represents that it has full power and authority to enter into and perform this Amendment.
     (c) Citi represents that it has full power and authority to enter into and perform this Amendment.
     3. Miscellaneous.
     (a) This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.
     (b) Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

Exhibit (h-10)
     (c) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.
     (d) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.
* * * * *
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PACIFIC CAPITAL FUNDS
By:	/s/ Robert Crowell

Name:	Robert Crowell

Title:	President

BANK OF HAWAII
By:	/s/ Jennifer Lam

Name:	Jennifer Lam

Title:	Vice-President

CITI FUND SERVICES OHIO, INC.
By:	/s/ Fred Nadaff

Name:	Fred Nadaff

Title:	President